Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 21, 2021, with respect to the consolidated financial statements of Nettar Group Inc. included in Amendment No. 3 to the Registration Statement on the Form F-4 of Satellogic Inc.

Buenos Aires, Argentina

November 4, 2021

/s/ Pistrelli, Henry Martin y Asociados S.R.L.
PISTRELLI, HENRY MARTIN Y ASOCIADOS S.R.L.
Member of Ernst & Young Global